Exhibit 99.1

L BRANDS ANNOUNCES TRANSFORMATIVE TRANSACTION WITH SYCAMORE PARTNERS TO DRIVE SHAREHOLDER VALUE

BATH & BODY WORKS TO BECOME FOCUSED, STANDALONE PUBLIC COMPANY

MAJORITY 55% INTEREST IN VICTORIA’S SECRET LINGERIE, VICTORIA’S SECRET BEAUTY AND PINK TO BE ACQUIRED BY SYCAMORE PARTNERS, WITH L BRANDS RETAINING 45% MINORITY STAKE, AT A TOTAL ENTERPRISE VALUE OF $1.1 BILLION

UPON CLOSING OF TRANSACTION, LESLIE H. WEXNER TO STEP DOWN AS CHAIRMAN AND CEO; TO BECOME CHAIRMAN EMERITUS

ANDREW MESLOW PROMOTED TO CEO OF BATH AND BODY WORKS; UPON CLOSING OF TRANSACTION, MESLOW TO BE APPOINTED CEO OF L BRANDS AND WILL JOIN ITS BOARD

L BRANDS EXTENDS AGREEMENT WITH BARINGTON CAPITAL GROUP, L.P.

L BRANDS UPDATES FOURTH QUARTER SALES AND EARNINGS ESTIMATES

Columbus, Ohio, Feb. 20, 2020 — L Brands, Inc. (NYSE: LB) and Sycamore Partners, a private equity firm specializing in consumer and retail investments, today announced a strategic transaction that is intended to deliver long-term value to L Brands shareholders by positioning Bath & Body Works as a highly profitable, standalone public company and separating Victoria’s Secret Lingerie, Victoria’s Secret Beauty and PINK (collectively, Victoria’s Secret) into a privately-held entity focused on reinvigorating its market-leading businesses and returning them to historic levels of profitability and growth.

A Transaction Committee of the Board of Directors, consisting of independent directors Allan Tessler and Sarah Nash, led the review process resulting in the transaction, which has been approved by a unanimous vote of the L Brands Board of Directors. Under the terms of the transaction, Victoria’s Secret, with a total enterprise value of $1.1 billion, will be separated from L Brands into a privately-held company majority-owned by Sycamore. After taking into account certain liabilities, Sycamore will purchase a 55% interest in Victoria’s Secret for approximately $525 million. L Brands will retain a 45% stake in Victoria’s Secret to enable its shareholders to meaningfully participate in the upside potential of these businesses. The company intends to use the proceeds from the transaction, along with approximately $500 million in excess balance sheet cash, to reduce debt, and expects that its overall leverage, on an adjusted debt to EBITDAR basis, will be close to its current leverage ratio.

Allan Tessler, lead independent Board director, said, “The Board undertook a comprehensive review of a broad range of options to best position its brands for long-term success and drive shareholder value. As the Board and its advisers explored these potential alternatives, we received valuable input from a number of shareholders, and we greatly appreciate their support. We are confident that this transformative transaction is the best path forward to strengthen our iconic brands and deliver enhanced value to all L Brands shareholders.”

Leslie Wexner, Chairman and Chief Executive Officer of L Brands, stated, "We believe this structure will allow Bath & Body Works – which represents the vast majority of 2019 consolidated operating income – to continue to achieve strong growth and receive its appropriate market valuation. The transaction will also allow the company to reduce debt.”

Wexner continued, "We believe the separation of Victoria’s Secret Lingerie, Victoria’s Secret Beauty and PINK into a privately held company provides the best path to restoring these businesses to their historic levels of profitability and growth. Sycamore, which has deep experience in the retail industry and a superior track record of success, will bring a fresh perspective and greater focus to the business. We believe that, as a private company, Victoria’s Secret will be better able to focus on longer-term results. We are pleased that, by retaining a significant ownership stake, our shareholders will have the ability to meaningfully participate in the upside potential of these iconic brands."

"We have long had great respect and admiration for L Brands and its success in building a world-class portfolio of lingerie and beauty brands,” said Stefan Kaluzny, Managing Director of Sycamore Partners. “With unmatched global brand awareness and customer loyalty, we believe there is a significant opportunity to reinvigorate growth and improve the profitability of Victoria’s Secret. We look forward to partnering with the leadership team to pursue these objectives.”

LEADERSHIP CHANGES

Upon the closing of the transaction, Wexner will step down as Chief Executive Officer and Chairman of the Board of L Brands. He will remain a member of the Board as Chairman Emeritus. Tessler said, “Les Wexner is a retail legend who has built incredible brands that are household names around the globe. His leadership through this transition exemplifies his commitment to further growth of Bath & Body Works and Victoria’s Secret and driving overall shareholder value.”

Nick Coe, the current Chief Executive Officer of Bath & Body Works, has been named Vice Chairman of Bath & Body Works Brand Strategy and New Ventures. In Coe’s new role, he will focus more intently on the strategic position of the business, the evolution of the brand, product development and new ventures/acquisitions. Andrew Meslow, currently Chief Operating Officer of Bath & Body Works, has been promoted to Chief Executive Officer of Bath & Body Works. At the close of the transaction, Meslow will become Chief Executive Officer of L Brands and will join its Board.

“For nearly nine years, Nick and Andrew have been a powerful combination, driving the Bath & Body Works brand to more than $5 billion in sales with best-in-class profitability. Management and the Board have been engaged in thoughtful discussions over the past few years to develop a succession plan that leverages the unique partnership established by Nick and Andrew to advance the long-term, strategic direction of the brand,” Wexner said. “We are pleased to name Andrew as CEO of Bath & Body Works and have Nick step into this new, more focused role as the team propels the brand and business forward.”

“Andrew’s deep company knowledge, his retail and financial acumen and his unwavering commitment to doing the right thing for the customer, our business and our associates make him the ideal leader for the next chapter of Bath & Body Works,” Coe said. “Andrew and I have walked side by side on this journey, and I look forward to our continued collaboration in our new roles as the entire team remains committed to keeping this exceptional brand on a growth trajectory well into the future.”

Meslow, who joined L Brands in 2003, has 29 years of experience in the retail industry, the last 15 at Bath & Body Works.

GOVERNANCE AND BOARD STRUCTURE

The Board of Directors remains committed to continuing governance enhancements, including submitting proposals at the 2020 Annual Meeting of Shareholders to declassify the Board and to eliminate the company’s supermajority voting requirements. The company has also demonstrated its continuing commitment to board refreshment, most recently through last year’s election of Sarah Nash and Anne Sheehan to the Board. This refreshment process will continue this year with the retirement, as of the date of our Annual Meeting, of the following directors: Allan Tessler, lead independent director; Gordon Gee; and Raymond Zimmerman. Andrew Meslow will join the Board at the closing of the transaction. In addition, Heidrick & Struggles remains engaged to assist in the identification and evaluation of potential new directors.

EXTENSION OF BARINGTON CAPITAL GROUP AGREEMENT

The company also announced today that it has extended its agreement with Barington Capital Group, L.P. and Barington Companies Equity Partners, L.P. (collectively, “Barington”), for an additional twelve months. Under the agreement, Barington will continue to serve as special advisor to L Brands.

Tessler stated, “Barington has been an invaluable advisor to the company during the last year, enabling us to focus on strategies that will unlock long-term shareholder value.  They have provided us with essential shareholder input in areas including board governance, corporate strategy and brand management.  We are looking forward to continuing our relationship with Barington as we transition to a more focused company.”

James A. Mitarotonda, Chairman and Chief Executive Officer of Barington said, “We are pleased to have worked with the L Brands Board and management team and I congratulate them on the steps they have taken to address the operational, financial and governance objectives we first outlined last year. We look forward to continuing our relationship with the company and are confident that today’s announcements will position the company for future success.”

ESTIMATED FOURTH QUARTER RESULTS

The company expects to report a fourth quarter comparable sales decline of 2 percent, consisting of a positive 10 percent comp at Bath & Body Works and a decline of 10 percent at Victoria’s Secret. The company remains comfortable with its guidance for fourth quarter adjusted earnings per share, which was provided on Jan. 9, 2020. The company will report fourth quarter earnings results on Feb. 26 after the close of the market and conduct its earnings call at 9 a.m. Eastern on Feb. 27.

ADVISORS

BridgePark Advisors and PJT Partners are serving as financial advisors to L Brands and Davis Polk & Wardwell is serving as legal counsel. Kirkland & Ellis LLP is serving as legal counsel for Sycamore Partners.

ADDITIONAL INFORMATION

An investor presentation with additional information can be found on the company’s website, www.LB.com.

ABOUT L BRANDS:

L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

ABOUT SYCAMORE PARTNERS:
Sycamore Partners is a private equity firm based in New York. The firm specializes in consumer, distribution and retail-related investments and partners with management teams to improve the operating profitability and strategic value of their business. Sycamore has approximately $10 billion in assets under management. The firm's investment portfolio currently includes Belk, Coldwater Creek, CommerceHub, Hot Topic, MGF Sourcing, NBG Home, Pure Fishing, Staples, Inc., Staples United States Retail, Staples Canada, Talbots, The Limited and Torrid.

ABOUT BARINGTON CAPITAL GROUP, L.P.:

Barington Capital Group, L.P. is a fundamental, value-oriented activist investment firm founded in January 2000 by James A. Mitarotonda. Barington invests in undervalued publicly traded companies that it believes can appreciate significantly in value when substantive improvements are made to their operations, corporate strategy, capital allocation and corporate governance. Barington’s investment team, advisors and network of industry experts draw upon their extensive strategic, operating and boardroom experience to assist companies in designing and implementing initiatives to improve long-term stockholder value. Barington has significant experience investing in consumer-focused companies, with prior investments in companies such as The Children’s Place, Dillard’s, The Jones Group, Warnaco, Nautica, The Pep Boys, Steven Madden, Avon Products and Darden Restaurants.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	the risk that the transaction is not consummated, including the risk that required regulatory approvals for such transaction may not be obtained;

•	diversion of our management’s attention away from other business concerns;

•	the ongoing obligations of our company in connection with the transaction;

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, health hazards, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

•	political instability, significant health hazards, environmental hazards or natural disasters;

•	duties, taxes and other charges;

•	legal and regulatory matters;

•	volatility in currency exchange rates;

•	local business practices and political issues;

•	potential delays or disruptions in shipping and transportation and related pricing impacts;

•	disruption due to labor disputes; and

•	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	our ability to retain key personnel;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	liabilities arising from divested businesses;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Additional information regarding these and other factors can be found in Item 1A. Risk Factors in our 2018 Annual Report on Form 10-K.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com